UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2007

Odimo Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51161	223607813
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14051 N.W. 14th Street, Sunrise, Florida		33323
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-835-2233

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 6, 2007, Odimo Incorporated (the "Company" or "Odimo"), Alan Lipton and Amerisa Kornblum entered into a Stipulation of Settlement, for the settlement of litigation pending against them by a purported class of purchasers of Odimo common stock in or traceable to Odimo's initial public offering. Odimo, Mr. Lipton and Ms. Kornblum denied and continue to deny all of the claims and contentions as well as all charges of wrongdoing and liability made against them by plaintiffs in the litigation. The settlement provides for the payment of $1.25 million by the defendants to a class of purchasers (other than those who timely and validly request exclusion from the class) who purchased Odimo common stock in the Company's February 15, 2005 initial public offering through August 15, 2005. All amounts payable by defendants are to be paid by defendants' insurers.

On June 8, 2007 the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida entered its Order Preliminarily Approving Settlement and Providing for Notice which, among other things, certified a class for settlement purposes only and approved preliminarily the settlement, subject to further consideration at a final settlement hearing set for September 25, 2007 (the "Settlement Hearing"). At the Settlement Hearing, the Court will determine whether the proposed settlement is fair, reasonable and adequate and whether a final order approving the settlement should be entered.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odimo Incorporated

June 12, 2007	By:	/s/Amerisa Kornblum

Name: Amerisa Kornblum
Title: President